[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
Exhibit 10.1

AMENDMENT 3 TO
LICENSE AND COLLABORATION AGREEMENT

This third Amendment (this “Amendment 3”) is effective as of the last date of signature (the “Amendment Effective Date”), and is entered into by and between MERCK SHARP & DOHME CORP., a corporation organized and existing under the laws of New Jersey (“Merck”), and BIOPROTECTION SYSTEMS CORPORATION, a corporation organized and existing under the laws of Delaware (“NewLink”) and a wholly owned subsidiary of NEWLINK GENETICS CORPORATION, a corporation organized and existing under the laws of Delaware (“NL”).

RECITALS:

WHEREAS, Merck and NewLink are parties to that certain License and Collaboration Agreement dated November 21, 2014, and further amended on December 5, 2017 and May 10, 2018 (the “Agreement”); and

WHEREAS, Merck and NewLink desire to further amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, Merck and NewLink hereby agree as follows:

1. The Parties agree to amend the listing of NewLink Third Party Agreements. In order to effect this amendment, Schedule 2.9.4 of the Agreement is deleted in its entirety and replaced with the revised Schedule 2.9.4 provided in this Amendment

2. The Parties acknowledge and agree the Transition Period of the Agreement has ended.

3. The Parties acknowledge and agree that Merck has requested that, for a period starting July 1, 2018 and ending May 10, 2019 (the “[*] Transition Period”), NewLink maintains that certain agreement between [*] effective as of October 20, 2014, and subsequently amended February 27, 2015 and January 13, 2016, which concerns [*] (the “[*]”). NewLink agrees it will use reasonable efforts to maintain the [*] for the duration of the Fisher Transition Period.

4. Beginning July 1, 2018, Merck shall reimburse NewLink for NewLink’s reasonable expenses incurred in the course of maintaining the [*], including:
a. amounts billed to NewLink under the [*] including the ongoing costs [*],
b. expenses related [*] if reasonably required by [*]
c. expenses related to any [*] if reasonably required by [*],
d. consultant fees,
e. plus the greater of:
i. [*] of the total of such expenses, or
ii. [*] per calendar quarter or any portion thereof.
NewLink shall bill Merck quarterly and Merck shall remit payment within 30 days of the date of each invoice. All amounts due under this Amendment are in addition to any other amounts Merck

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
may owe NewLink, including, but not limited to, any amounts due to NewLink under the May 10, 2018 amendment referenced in the recitals to this Amendment above.

5. Throughout the [*] Transition Period, Merck shall provide periodic updates to NewLink regarding Merck’s efforts to find [*]. NewLink also agrees to provide reasonable cooperation to Merck [*]. In the event it becomes apparent that [*] during the [*] Transition Period, for purposes of clarity, then commercially reasonable efforts shall include [*].

6. The [*] Transition Period will end upon the earlier of:
a. written notice from Merck;
b. [*], or
c. May 10, 2019, unless extended as set forth in Amendment section 6 of this Amendment.

7. It is anticipated that Merck will make the necessary arrangements to [*] prior to termination of the [*] Transition Period. [*].

8. Provided that, as evidenced by the quarterly reports received by NewLink in accordance with Amendment section 3, Merck has made commercially reasonable efforts to [*], Merck may request in writing an extension of the [*] Transition Period. During any such extension after May 10, 2019, in addition to the reimbursement obligations set forth in Amendment section 2, Merck shall pay NewLink *] for each month of extension or any part thereof. Upon the conditions of this Section 6 being met, such extended period shall be part of the [*] Transition Period, and the remaining provisions of this Amendment shall apply.

9. Merck shall indemnify, defend and hold the NewLink Indemnitees harmless from and against any Liabilities arising, directly or indirectly out of or in connection with or relating to performance by any NewLink Indemnitee and/or any Third Party of the obligations set forth in this Amendment; except to the extent such Liabilities result from the gross negligence or willful misconduct of NewLink or other NewLink Indemnitees. THE SERVICES TO BE PERFORMED BY NEWLINK UNDER THIS AMENDMENT ARE FURNISHED AS IS, WHERE IS, WITH ALL FAULTS AND WITHOUT WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE.

10. Capitalized terms used and not defined herein shall have the meaning ascribed to such terms in the Agreement.

11. Except as specifically set forth in this Amendment, the Agreement will continue in full force and effect without change. If there is any conflict between the terms of this Amendment and the Agreement, this Amendment will govern.

12. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In addition, this Amendment may be executed by facsimile or “PDF” and such facsimile or “PDF” signature shall be deemed to be an original.

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
13. This Amendment shall be governed by and construed in accordance with the laws of the State of New York and the patent laws of the United States without reference to any rules of conflict of laws or renvoi.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Amendment Effective Date.

Merck Sharp & Dohme Corp.   Bioprotection Systems Corporation

By:  /s/ Benjamin Thorner    By:  /s/ Carl Langren

Name:  Benjamin Thorner    Name: Carl Langren

Title: SVP & Head of BD&L   Title: Chief Financial Officer

Dated: __9/25/2018   Dated: 10/9/2018

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
Schedule 2.9.4

NewLink Third Party Agreements to be Assigned to Merck

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